    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/02/1994
  944099702 - 2074711

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         TENNESSEE RESTAURANT COMPANY


     Tennessee Restaurant Company, a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation")

     DOES HEREBY CERTIFY:

     FIRST, That the Board of Directors of said Corporation adopted resolutions by Unanimous Written Consent setting forth a proposed amendment of the Corporation's Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration of such amendment. The resolution setting forth the proposed amendment declared it advisable to make the following amendment to
Article 1 of the Certificate of Incorporation of said Corporation:

     1.  The name of the Corporation is THE RESTAURANT COMPANY.

     SECOND, That thereafter pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was called and in lieu of such meeting, the written consent of the stockholders was obtained in accordance with Section 228(d) of Delaware Corporation Law in which consent the necessary number of shares as required by statute and the Corporation's By-Laws were voted in favor of the amendment.

     THIRD, That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH, That notice of the consent of the stockholders in lieu of a meeting adopting the amendment to the Certificate of Incorporation was sent to all stockholders of the Corporation who did not consent in writing to such amendment.

     IN WITNESS HEREOF, said Corporation has caused this Certificate to be signed by Donald N. Smith, Chairman of the Board of Directors, and attested by Larry W. Browne, its Secretary this 25th day of May, 1994.

                                  By:  /s/ Michael P. Donahoe
                                       ----------------------------------------
                                       Michael P. Donahoe
                                  Its: Vice President, Controller and Treasurer

ATTEST:


BY: /s/ Larry W. Browne
    --------------------------
    Larry W. Browne, Secretary

                                                            BOOK 839  PAGE 507
                                                                  FILED
                                                              JUL 26 1989
                                                            /s/ Unreadable
                                                            SECRETARY OF STATE
                                                                Unreadable

                                   729207076
                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          TENNESSEE RESTAURANT COMPANY


     Tennessee Restaurant Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation")

DOES HEREBY CERTIFY:

     FIRST, That the Board of Directors of said Corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to Article 4 of the Certificate of Incorporation of said
Corporation:

          "4. The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000), said shares to be common stock with par value of $.01 per share."

     SECOND, That thereafter pursuant to resolution of its Board of Directors, a special meeting of the Stockholders of said Corporation was called and held at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD, That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Donald N. Smith, Chairman of the Board of Directors, and attested by Larry W. Browne, its Secretary this third day of May, 1989.

                  BY:   /s/ Donald N. Smith
                        ---------------------------------------
                        Donald N. Smith

                  ITS:  Chairman of the Board of Directors


ATTEST:                                                  RECEIVED FOR RECORD

BY:  /s/ Larry W. Browne                                      JUL 28 1989
     ------------------------------------
     Larry W. Browne, Secretary                       William M. Honey, Recorder

289IL


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                                                                 F I L E D

                                                                MAR 18 1986

                                                              /s/ Unreadable
                                                             SECRETARY OF STATE

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                  * * * * *


     TENNESSEE RESTAURANT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of Kent

     The Board of Directors of Tennessee Restaurant Company adopted the following resolution on the 5th day of February, 1986.

          Resolved, that the registered office of United States Corporation Company, 306 South State Street in the City of Dover, in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Tennessee Restaurant Company has caused this statement to be signed by John Lambert, its Executive Vice President and attested by Larry W. Browne, its Secretary this 5th day of February, 1986.

                                    By  /s/ John Lambert
                                        ------------------------
                                        Executive Vice President

ATTEST:


By /s/ Larry W. Browne
   -------------------
   Secretary

                                  Unreadable

                      CERTIFICATE OF CHANGE OF ADDRESS OF

                   REGISTERED OFFICE AND OF REGISTERED AGENT

            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


To:  DEPARTMENT OF STATE                                  F I L E D
     Division of Corporations
     Townsend Building                                FEB 14 1986  4:30
     Federal Street
     Dover, Delaware 19903                                Unreadable
                                                      SECRETARY OF STATE

     Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

     1.  The name of the agent is United States Corporation Company.

     2. The address of the old registered office was 306 South State Street, Dover, Delaware 19901.

     3. The address to which the registered office is to be changed is 229 South State Street, Dover, Delaware 19901. The new address will be effective on February 18th, 1986.

     4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

     IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice President and Secretary this 13th day of February, 1986.


                                             UNITED STATES CORPORATION COMPANY


                                             /s/ Dennis E. Howarth
                                             ----------------------------------
                                             Dennis E. Howarth
                                             Vice President



ATTEST:



/s/ Grant Dawson
----------------
Grant Dawson
Secretary

                                                          F I L E

                                                        OCT 31 1985
                                                               9 AM
                                                       /s/ Unreadable
                                                      SECRETARY OF STATE

                             BOOK S 94  PAGE 181


                         CERTIFICATE OF INCORPORATION

                                      OF

                         TENNESSEE RESTAURANT COMPANY


     1.  The name of the corporation is TENNESSEE RESTAURANT COMPANY.

     2. The address of its registered office in the State of Delaware is 306 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

     3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one million (1,000,000), said shares to be common stock with par value of $.01 per share.

     5.  The name and mailing address of the incorporator is as follows:

         Susan M. Prevost
         United States Corporation Company
         33 North LaSalle Street
         Chicago, Illinois  60602

     6.  The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.


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                             BOOK S 94  PAGE 182




     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of October, 1985.


                                             /s/ Susan M. Prevost
                                             --------------------
                                             Susan M. Prevost









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